                                                           Exhibit 10.12


                               STOCKHOLDERS' AGREEMENT


    THIS STOCKHOLDERS' AGREEMENT, is made as of June 6, 1996 (the
"Effective Date") by and among MicroVision Medical Systems, Inc., a Delaware corporation (the "Company"), XL Vision, Inc., a Delaware corporation ("XL"), each of the stockholders of the Company listed on Schedule I(a) (the "Investor Stockholders") and each of the stockholders of the Company listed on Schedule I(b) (the "Management Stockholders"). The Investor Stockholders and the Management Stockholders are sometimes referred to herein collectively as the "Preferred Stockholders." XL and the Preferred Stockholders are sometimes referred to herein collectively as the "Stockholders."

                                      Background

    The Preferred Stockholders are acquiring on the Effective Date shares of Series A Preferred Stock, par value $.01 per share, of the Company ("Preferred Stock"), in accordance with a Stock Purchase Agreement, dated July 6, 1996. The Preferred Stock is convertible into shares of common stock, par value $.01 per share, of the Company ("Common Stock"). XL currently owns all of the outstanding shares of Common Stock of the Company. It is a condition to the obligations of the parties to consummate the transactions set forth in the Stock Purchase Agreement that the parties hereto enter into this Agreement.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

                                      ARTICLE I

                                     DEFINITIONS

    For convenience, certain terms used in several parts of this Agreement are listed in alphabetical order and defined or referred to below (such terms as well as other terms that are defined elsewhere in this Agreement shall be equally applicable to both singular and plural forms of the terms defined).

    "Affiliate" means, with respect to a particular party, any Person controlling, controlled by or under common control with that party, as well as any officer, director, partner and majority-owned entity of that party or of its other Affiliates, and in the case of a natural Person, any member of such Person's immediate family.

    "Agreement" means this Agreement.

    "Board of Directors" means the Board of Directors of the Company.

    "Common Stock" is defined above in the Background section.

    "Company" is defined above in the preamble.

    "Effective Date" is defined above in the preamble.

    "Fully-Diluted Common Stock" means shares of the Common Stock now or hereafter issued and outstanding plus any additional shares of Common Stock that may be issuable upon the conversion, exercise or exchange of any rights that may be issued and outstanding, including with respect to any Preferred Stock. As to any Stockholder, such term means the shares of Common Stock owned by such Stockholder plus the shares of Common Stock issuable to such Stockholder pursuant to any such rights.

    "Management Stockholder" is defined above in the preamble.

    "Non-Selling Stockholder" is defined in Section 3.2(a).

    "Offer" is defined in Section 3.2(a).

    "Offer Notice" is defined in Section 3.2(a).

    "Permitted Transfer" means, with respect to a particular Stockholder, any Transfer to (i) any Affiliate of such a Stockholder, (ii) any Person holding an equity interest in such a Stockholder, (iii) any investment fund in which such Stockholder or an Affiliate thereof has an economic interest, (iv) the spouse or children of such a Stockholder, (v) a trust or fiduciary that acts for the benefit of any such spouse or children, (vi) the Company, or (vii) any other Stockholder, and any Transfer that is part of a Public Offering.

    "Permitted Transferee" means a Transferee in a Permitted Transfer, other than the Company.

    "Person" means any natural person, corporation, partnership, proprietorship, association, trust or other legal entity.

    "Preferred Stock" is defined above in the Background section.

    "Public Offering" means a sale of any Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, that results in the Company receiving net proceeds of at least $10 million and a minimum $30 million pre-offering valuation of the Company or a rights offering of the Company's securities to the shareholders of Safeguard Scientifics, Inc.

    "Safeguard" means Safeguard Scientifics (Delaware), Inc.

    "Safeguard Director" is defined in Section 2.1(a).

    "Securities Act" means the Securities Act of 1933, as amended.

    "Selling Stockholder" is defined in Section 3.2(a).

    "Stockholders" is defined above in the preamble.

    "Stock" means (i) the Common Stock now or hereafter issued and outstanding, (ii) the Preferred Stock, (iii) any additional shares of capital stock of the Company hereafter issued and outstanding, and (iv) any securities convertible into or exercisable or exchangeable for any of the foregoing.

    "Stock Purchase Agreement" is defined above in the Background section.

    "Technology Leaders" means Technology Leaders L.P. and Technology Leaders II L.P.

    "Technology Leaders Directors" is defined in Section 2.1(a).

    "Transfer" means any actual or proposed disposition of all or a portion of an interest (legal or equitable) by any means, direct or indirect, absolute or conditional, voluntary or involuntary, including by sale, assignment, transfer, pledge, hypothecation, mortgage or other encumbrance, court order, operation of law, distribution, settlement, exchange, waiver, abandonment, gift, alienation, bequest or disposal; and the correlative terms "Transferred," "Transferring," "Transferor" and "Transferee" have corresponding definitions.

    "XL Stockholder" is defined above in the preamble.


                                      ARTICLE II

                                  BOARD OF DIRECTORS

    Section 2.1.   Election of Directors.

    (a) For so long as Safeguard and Technology Leaders are Preferred Stockholders, the Preferred Stockholders shall vote all shares of Preferred Stock, and otherwise use commercially reasonable efforts as stockholders of the Company, to cause and maintain from time to time the election to the Board of Directors the following:

         (i) one representative designated by Safeguard, which representative shall initially be _____________________ (the
    "Safeguard Director"), and

         (ii) one representative designated by Technology Leaders which representative shall initially be Christopher Moller (the "Technology Leaders Director").

    (b) Each of the Directors designated in Section 1.1 shall be elected at any annual or special meeting of the Company's stockholders (or by written consent in lieu of a meeting of stockholders) and shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Company shall cause from time to time the nomination for election to the Board of Directors of the representatives set forth above.

    (c) Safeguard and Technology Leaders shall each have the right to remove its respective representative for the Board of Directors. In the case of any such removal, each Stockholder shall vote to remove a Safeguard Director or Technology Leaders Director as designated by Safeguard or Technology Leaders, respectively.

    (d) In the event of any vacancy on the Board of Directors, each Stockholder shall vote to fill such vacancy in such manner as to maintain a Safeguard Director and Technology Leaders Director on the Board of Directors as described above.

                                     ARTICLE III

                               TRANSFERS OF SECURITIES

    Section 3.1.   Transfer Restrictions.

    (a) None of the Management Stockholders shall Transfer all or any part of the Stock owned by such Stockholder except in compliance with the terms of this Agreement, and any purported Transfer in violation thereof shall be null and void.

    (b)  A Management Stockholder shall be able to Transfer its Stock only by
(i) offering to Transfer all, but not less than all, of its Stock under
Section 3.2 below or (ii) a Permitted Transfer under paragraph (c) of this
Section 3.1.

    (c) Notwithstanding the other restrictions herein, a Management Stockholder shall be entitled to Transfer all or any part of the Stock owned by such Stockholder by means of a Permitted Transfer so long as the proposed Transferee becomes a party hereto in accordance with Section 3.3.

    Section 3.2. Right of First Refusal on Dispositions. If at any time any Management Stockholder desires to Transfer all, but not less than all, of the Stock owned by such Stockholder (a "Selling Stockholder") to a third party (other than by a Permitted Transfer), the following provisions shall apply:

         (a) The Selling Stockholder shall give written notice (the "Offer Notice") of the proposed transaction to the Company, identifying the proposed Transferee and setting forth the terms of the proposed transaction, which shall be limited to transactions involving cash against delivery of the Stock. The giving by a Selling Stockholder of an Offer Notice shall be deemed to be an offer to the Company Stockholders to Transfer Stock on the same terms and conditions and at the same price at which the Selling Stockholder is proposing to Transfer such Stock to such third party (the "Offer").

         (b) If the Company desires to purchase any or all of the Stock offered for sale, it must accept the Offer within 20 days of receipt of such Offer Notice by giving notice of the acceptance to the Selling Stockholder. The Company may assign its right to purchase any or all of the offered Stock to any other person or persons in the Company's sole discretion.

         (c) Settlement for any Stock purchased by the Company shall be within 30 days of the date of its acceptance of the Offer.

         (d) If after compliance with the foregoing provisions, the Company does not purchase all of the Stock covered by an Offer Notice, the Selling Stockholder may, within 30 days from the date of the expiration of the 20-day acceptance period specified in Section 3.2(b), Transfer all, but not less than all, of the remaining Stock to such third party at the price and on the terms set forth in its Offer Notice, subject to Section 3.3. If such Stock is not so sold within such 30-day period, the Selling Stockholder shall not Transfer such Stock without again giving an Offer Notice under this Section 3.2.

    Section 3.3. Joinder to Agreement. Any Transfer that is otherwise permissible under or in accordance with Section 3.1 or Section 3.2, and any Transfer by an Investor Stockholder, shall not be effective unless and until the Transferee executes and delivers to the Company such documentation as the Company may request to require the Transferee to become a party to this Agreement. Upon any such Transfer, the Transferee will have a proportionate share of the rights of his, her or its Transferor as a Stockholder hereunder and will be bound by the obligations of such Transferor hereunder. The Company shall not recognize or record in the stock records of the Company any purported action that violates the restrictions hereof.

    Section 3.4. Buy-back of Management Shares. Upon termination of employment with the Company or XL for any reason, with regard to employed Management Stockholders, or termination of association with the Company or XL for any reason, with regard to Management Stockholders who are directors or advisory board members (each a "Terminated Management Stockholder"), the Company shall have the right for a period of 90 days after termination to purchase all of the Management Shares owned by such Terminated Management Stockholder at the fair value of such Shares. The fair value shall be determined in good faith by the Board of Directors.

                                      ARTICLE IV

                                    MISCELLANEOUS

    Section 4.1. Duration of Agreement. The rights and obligations of the Company and each Stockholder under this Agreement shall terminate immediately prior to the earliest to occur of the following: (a) the consummation of the first Public Offering, (b) the consummation of the sale of all, or substantially all, of the Company's assets or capital stock either through a direct sale, merger, reorganization, consolidation or other form of business combination in which control of the Company is being transferred or (c) the written consent to such termination by Investor Stockholders holding two-thirds of the shares of capital stock held by all Investor Stockholders.

    Section 4.2. Legend. Each certificate representing a share of capital stock beneficially owned by the Stockholders shall bear a legend in substantially the following form, until such time as the shares of capital stock, represented thereby are no longer subject to the provisions hereof:

         "The sale, transfer or assignment of the securities represented by this certificate are subject to the terms and conditions of a certain Stockholders' Agreement dated June __, 1996, as amended from time to time, among the Company and certain holders of its outstanding capital stock. Copies of such Agreement may be obtained at no cost by written request made by the holder of record of this certificate to the Secretary of the Company."

    Section 4.3. Further Actions. Each party hereto shall vote all of the shares of Stock owned or otherwise held by him or it, or take all actions by written consent in lieu of a meeting, and execute such documents and take all such other actions within his or its power that may be necessary in order to carry out the provisions hereof and the actions contemplated hereby, including taking actions as Stockholders to cause to comply with the obligations imposed on the Company hereunder and causing any of such party's representatives or the Board of Directors to take certain actions.

    Section 4.4. Contents of Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the Transactions and supersedes all prior agreements or understandings among the parties regarding those matters.

    Section 4.5. Amendment, Parties in Interest, Etc. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company, XL, Management Stockholders holding at least two-thirds of the shares of capital stock held by all Management Stockholders, and Investor Stockholders holding at least two-thirds of the shares of capital stock held by all Investor Stockholders. If any provision of this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, legal representatives, successors and permitted assigns of the parties hereto. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

    Section 4.6. Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to one gender include all genders, (c) "or" has the inclusive meaning frequently identified with the phrase "and/or," (d) "including" has the inclusive meaning frequently identified with the phrase "but not limited to," and (e) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection, schedule and exhibit references are to this Agreement unless otherwise specified.

    Section 4.7. Notices. All notices that are required or permitted hereunder shall be in writing and shall be sufficient if personally delivered or sent by mail, facsimile message or Federal Express or other delivery service. Any notices shall be deemed given upon the earlier of the date when received at, or the third day after the date when sent by registered or certified mail or the day after the date when sent by Federal Express to, the address or fax number set forth below, unless such address or fax number is changed by notice to the other party hereto:

    If to the Stockholders, to each Stockholder at the address set forth in the Company's records.

    If to XL:

         Chief Operating Officer
         XL Vision, Inc.
         10305 102nd Terrace
         Sebastian, FL  32952

    If to the Company:

         President
         MicroVision Medical Systems, Inc.
         17304 Preston Road, Suite 800
         Dallas, TX  75252
         Fax:  214-733-6533


    Section 4.8. Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable to the maximum extent possible in accordance with their terms. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its provisions concerning conflict of laws.

    Section 4.9. Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by a party if another party fails to comply with the provisions of this Agreement and that in the event of any such failure, each non-breaching party will not have an adequate remedy at law. Therefore, any party shall be entitled to obtain specific performance of another party's obligations hereunder and to obtain injunctive relief. No party shall argue, as a defense to any proceeding for such specific performance or injunctive relief, that another party has an adequate remedy at law.

    Section 4.10. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. Each such copy shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

    IN WITNESS WHEREOF, the parties hereto have caused this Stockholders' Agreement to be executed as of the date first above written.

                        MICROVISION, INC.


                        By:          /s/ Michael Shiff
                           -----------------------------------------
                        Title:  President


                        XL VISION, INC.


                        By:         /s/ John Scott
                           -----------------------------------------
                        Title:  Chief Executive Officer



     [Preferred Stockholders have executed Counterpart Signature Pages to this Agreement.]